Exhibit 99.2

LEGACY RESERVES LP

THIRD AMENDED AND RESTATED PARTNERSHIP AGREEMENT

TERM SHEET

Transaction

In connection with the disposition by WPX Energy, Inc. (“WPX”) of certain oil and gas assets to Legacy Reserves LP (“LGCY”), Legacy Reserves GP, LLC (the “General Partner”) will amend and restate the LGCY partnership agreement (the “Amended Partnership Agreement”) to provide for unitized incentive distribution rights (“IDR units”), and WPX and LGCY will enter into an IDR Rights Agreement providing for certain rights and obligations of WPX and LGCY with respect to the IDR Units held by WPX (“WPX IDRs”).

Authorized Units; Issuance of Units to WPX; Capital Accounts

There will be a total of 1,000,000 IDR units authorized for issuance.  Any forfeited IDR units shall be subject to reissuance.  Upon effectiveness of the Amended Partnership Agreement (the “Effective Date”), WPX will be issued 300,000 IDR units (“WPX IDRs”).

For tax purposes and for purposes of establishing the initial capital account related to the WPX IDRs, the WPX IDRs shall be treated as having been issued by LGCY at the time of vesting in exchange for assets with a value of zero.

Distributions of Available Cash from Operating Surplus				Percent Interest
		Quarterly Distribution per Unit		Units and GP Interest	IDR Units
	MQD:	Up to $0.5900		100%	0.00%

	First Target Distribution:	Above $0.5900	up to $0.6785	100%	0.00%

	Second Target Distribution:	Above $0.6785	up to $0.7375	87%	13.00%

	Thereafter:	Above $0.7375		77%	23.00%

Distributions of Available Cash from Operating Surplus with respect to any quarter will be made in the following manner:

(a)                           first, 100% to the unitholders and General Partner, pro rata, until there has been distributed in respect of each unit an amount equal to $0.5900 for such quarter;

(b)                           second, 100% to the unitholders and General Partner, pro rata, until there has been distributed in respect of each unit an amount equal to $0.6785 for such quarter;

(c)                            third, 87% to the unitholders and General Partner, pro rata, and 13% to the IDR units, pro rata, until there has been distributed in respect of each unit an amount equal to $0.7375 for such quarter provided that, to the extent any IDR units are not vested and outstanding as of the record date for such distribution, the distributable amount with respect thereto may be retained by LGCY or distributed in accordance with these provisions; and

(d)                           thereafter, 77% to the unitholders and General Partner, pro rata, and 23% to the IDR units, pro rata, provided that, to the extent any IDR units are not vested and outstanding as of the record date for such distribution, the distributable amount with respect thereto may be retained by LGCY or distributed in accordance with these provisions.

provided that, if the MQD and target distribution levels have been reduced to zero in connection with distributions from Capital Surplus the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with the highest distribution tier.

Should LGCY change to a monthly distribution policy for units, all reference figures based on quarterly distribution amounts shall be automatically adjusted to a monthly equivalent.

Distributions of Available Cash from Capital Surplus

Available Cash that is deemed to be Capital Surplus shall be distributed as follows:

(a)                                 first, 100% to the General Partner and the unitholders, pro rata, until the MQD has been reduced to zero as provided below;

(b)                                 thereafter, 100% shall be distributed as if it were a distribution of Available Cash from Operating Surplus.

In the event of a distribution of cash or cash equivalents that is deemed to be from Capital Surplus, the then applicable MQD and target distributions shall be reduced in the same proportion that the distribution had to the fair market value of the Units immediately prior to the announcement of the distribution. If the Units are then publicly traded on a National Securities Exchange, the fair market value will be the Current Market Price before the ex-dividend date. If the Units are not then publicly traded, the fair market value will be determined by the Board of Directors.

Tax Allocations

Standard MLP provisions (modified as necessary to take into account unique aspects of LGCY’s IDRs) will be added that will to the extent possible minimize allocations of net taxable income to an IDR unitholder for any tax period in excess of amounts distributed to the holder with respect to that period and allocate unrealized gain upon book up events to prevent overstatement of the IDR capital account.

IDR Unitholder Conversion Rights

Vested IDR units held by an IDR unitholder will be convertible (in whole or in part) into units at the request of the IDR unitholder with the consent of the General Partner; provided, however that such consent is not required in connection with a change of control of LGCY (including for the avoidance of doubt, prior to the occurrence thereof). Upon conversion, the IDR unitholder will receive a number of units equal to (i) the average aggregate amount of cash distributions made by LGCY for the immediately preceding two quarters in respect of the applicable IDR units, divided by (ii) the average amount of cash distributions made by LGCY in respect of each unit for the immediately preceding two quarters (the “LP Unit Equivalent”).

General Partner’s Conversion Rights Upon a Change of Control

For 180 days after a change of control of LGCY, the General Partner will have the right to cause a conversion of all, but not less than all, of the vested and outstanding IDR units, with the IDR unitholders receiving a number of units equal to (i) the greater of (A) the average aggregate amount of cash distributions made by LGCY for the immediately preceding two quarters in respect of the applicable IDR units and (B) the average aggregate amount of cash distributions that would have been made by LGCY for the immediately preceding two quarters in respect of the applicable IDR units assuming that the LGCY had been distributing $0.7375 per unit in respect of each unit for the immediately preceding two quarters, divided by (ii) the average amount of the cash distributions actually made by LGCY in respect of each unit for the immediately preceding two quarters.

In the event units receive cash or other equity interests from a third party in connection with a change of control prior to such conversion, IDR units will be converted into an equivalent amount of such cash or other equity interests.

Reset

If (i) LGCY has made four consecutive quarterly distributions in respect of each unit of an amount equal to at least $0.7375 for each such quarter and (ii) each distribution on units during each quarter within such period did not exceed the Adjusted Operating Surplus for such quarter, the General Partner may elect to reset incentive distribution levels, in which case (a) the MQD will be reset to an amount equal to the average cash distribution amount per unit for the two quarters immediately preceding the reset election, and the target distribution levels will be reset to correspondingly higher levels based on percentage increases in proportion to the original MQD and target distribution levels, and (b) each IDR unitholder will receive the LP Unit Equivalent.

Voting	IDR units will not be entitled to vote in the election of directors or any other matters on which the unitholders may vote.

Transfer

Units issued to IDR unitholders upon a conversion or a reset of the MQD and target distribution levels will be freely transferable at any time, subject to applicable securities laws and achieving capital account fungibility for the transferred units.

Upon an issuance of units to an IDR unitholder in a conversion or MQD reset, in order to achieve capital account fungibility for any transferred units, the following steps shall be applied in the following order: (i) allocate unrecognized gain to the transferring IDR unitholder (treating the issuance of units to the IDR unitholder as a rebooking event), (ii) allocate the transferring IDR unitholder’s entire capital account to any transferred units, and (iii) allocate taxable income to the transferring unitholder to the extent clause (ii) does not cause any transferred units to be fungible.

Amendments

The number of authorized IDR units may not be increased, and securities or other rights having terms substantially similar to the IDR units may not be issued by LGCY, without the consent of the holders of no less than 75% of the outstanding IDR units. Any amendment to the LGCY partnership agreement which would adversely affect the rights, preferences, privileges or obligations of any IDR unitholder, in its capacity as an IDR unitholder in a manner disproportionate to the effect of such amendment on the IDR unitholders as a whole, shall require the prior written consent of each affected IDR unitholder.

The existing LGCY partnership agreement approval rights with respect to amendments having a material adverse effect on a class of partnership interests will apply to IDR units.

For purposes of approval of any such amendments, (i) outstanding IDR units include both vested and unvested IDR Units and (ii) IDR units held by the General Partner, any Group Member and their respective controlled affiliates shall not be considered outstanding.

Definition of “Acquisition”

As the context requires, (a) any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing, over the long term, the production of the oil and natural gas properties owned by the Partnership Group or the operating capacity of other assets owned by the Partnership Group, in each case from the production or operating capacity of the Partnership Group existing immediately prior to such transaction or (b) the assets acquired in any transaction described by clause (a) hereof.

Definition of “Adjusted Operating Surplus”

With respect to any period, (a) Operating Surplus generated with respect to such period; (b) less (i) the amount of any net increase in Working Capital Borrowings (or the Partnership’s proportionate share of any net increase in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to that period; and (ii) the amount of any net decrease in cash reserves (or the Partnership’s proportionate share of any net decrease in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period not relating to an Operating Expenditure made with respect to such period; and (c) plus (i) the amount of any net decrease in Working Capital Borrowings (or the Partnership’s proportionate share of any net decrease in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to that period; (ii) the amount of any net increase in cash reserves (or the Partnership’s proportionate share of any net increase in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period required by any debt instrument for the repayment of principal, interest or premium; and (iii) the amount of any net decrease made in subsequent periods in cash reserves for Operating Expenditures initially established with respect to such period to the extent such decrease results in a reduction in Adjusted Operating Surplus in subsequent periods pursuant to clause (b)(ii) above.  Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus.

Definition of “Available Cash”

With respect to any Applicable Period:

(a)                                 the sum of (i) all cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Applicable Period and (ii) all additional cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned)  on hand on the date of determination of Available Cash with respect to such Applicable Period resulting from Working Capital Borrowings made subsequent to the end of such Applicable Period, less

(b)           the amount of any cash reserves established by the General Partner (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures including drilling and acquisitions and for anticipated future credit needs of the Partnership Group), (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject, (iii) provide funds for Series A Payments or (iv) provide funds for distributions under Section 6.3 with respect to any one or more of the next four Quarters; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Applicable Period but on or before the date of determination of Available Cash with respect to such Applicable Period shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Applicable Period if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Applicable Period in which the Liquidation Date occurs and any subsequent Applicable Period shall equal zero.

Definition of “Capital Improvement”

Any (a) development of, or addition or improvement to, capital assets owned by any Group Member, (b) construction of new, or acquisition or replacement of existing, capital assets by any Group Member or (c) capital contribution by any Group Member to a Person that is not a Subsidiary in which such Group Member has, or after such capital contribution will have, an equity interest to fund such Group Member’s pro rata share of the cost of the development of, or addition or improvement to, capital assets owned by such Person, or the construction of new, or acquisition or replacement of existing, capital assets by such Person, in each case if such development, addition, improvement, construction acquisition or replacement is made to increase, over the long term, the production levels of the oil and natural gas properties of the Partnership Group or such Person or the operating capacity of the other assets of the Partnership Group or such Person, in each case from the production or operating capacity of the Partnership Group or such Person, as the case may be, existing immediately prior to such addition, improvement, development, replacement, acquisition or construction.

Definition of “Capital Surplus”	Available Cash distributed by the Partnership in excess of Operating Surplus, as described in Section 6.3(a).

Definition of “Commences Commercial Service”

The date on which a Capital Improvement or an Acquisition begins producing in paying quantities or is first placed into commercial service by a Group Member following completion of the addition, improvement, development, replacement, acquisition or construction of such Capital Improvement or Acquisition, as applicable.

Definition of “Estimated Maintenance Capital Expenditures”

With respect to any period, an estimate made by the Board of Directors of the General Partner of the average Maintenance Capital Expenditures for such period (including the Partnership’s proportionate share of the average Maintenance Capital Expenditures of its Subsidiaries that are not wholly owned for such period) that the Partnership will need to incur to maintain, over the long term, the production levels of the oil and natural gas properties of the Partnership Group or the operating capacity of the other assets of the Partnership Group, in each case existing at the time the estimate is made.  The Board of Directors of the General Partner will be permitted to make such estimate in any manner it determines reasonable.  The estimate will be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of future Estimated Maintenance Capital Expenditures.  The Partnership shall disclose to its Partners any change in the amount of Estimated Maintenance Capital Expenditures in its reports made in accordance with Section 8.3 to the extent not previously disclosed.  Any adjustments to Estimated Maintenance Capital Expenditures shall be prospective only.

Definition of “Growth Capital Expenditures”

Cash expenditures for Acquisitions or Capital Improvements, and shall not include Maintenance Capital Expenditures or Investment Capital Expenditures.  Growth Capital Expenditures may include interest (including periodic net payments under related interest rate swap agreements) and related fees on debt incurred to fund all or a portion of an Acquisition or a Capital Improvement and paid in respect of the period beginning on the date that a Group Member enters into a binding obligation to commence or acquire an Acquisition or a Capital Improvement and ending on the earlier to occur of the date that such Acquisition or Capital Improvement Commences Commercial Service and the date that the Group Member abandons or disposes of such Acquisition or Capital Improvement.  Debt incurred to fund such interest payments and related fees or to fund distributions in respect of equity issued (including incremental Incentive Distributions related thereto) to fund all or a portion of an Acquisition or a Capital Improvement as described in clause (a)(iv) of the definition of Operating Surplus may also be deemed to be debt incurred to fund all or a portion of an Acquisition or a Capital Improvement.  Where capital expenditures are made in part for Growth Capital Expenditures and in part for other purposes, the General Partner shall determine the allocation between the amounts paid for each.

Definition of “Hedge Contract”

Any exchange, swap, forward, cap, floor, collar, option or other similar agreement or arrangement entered into for the purpose of reducing the exposure of any Group Member to fluctuations in interest rates, the price of hydrocarbons, basis differentials or currency exchange rates in their operations or financing activities and not for speculative purposes.

Definition of “Interim Capital Transactions”

The following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness (other than Working Capital Borrowings and other than for items purchased on open account or for a deferred purchase price in the ordinary course of business) by any Group Member and sales of debt securities of any Group Member; (b) sales of equity interests of any Group Member; (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements; (d) capital contributions received; and (e) corporate reorganizations or restructurings.

Definition of “Investment Capital Expenditures”	Capital expenditures other than Maintenance Capital Expenditures and Growth Capital Expenditures.

Definition of “Maintenance Capital Expenditures”

Cash expenditures (including expenditures for the development of, or addition or improvement to, capital assets owned by any Group Member or the construction of new, or acquisition or replacement of existing, capital assets by any Group Member) if such expenditures are made to maintain, over the long term, the production levels of the oil and natural gas properties of the Partnership Group or the operating capacity of the other assets of the Partnership Group, in each case existing at the time of such expenditure.  Maintenance Capital Expenditures shall not include (a) Growth Capital

Expenditures or (b) Investment Capital Expenditures.  Maintenance Capital Expenditures may include interest (including periodic net payments under related interest rate swap agreements) and related fees on debt incurred and distributions on equity issued (including distributions on IDR units) in each case to fund all or a portion of the construction or development of a replacement asset and paid during the period beginning on the date that a Group Member enters into a binding obligation to commence constructing or developing a replacement asset and ending on the earlier to occur of the date that such replacement asset Commences Commercial Service and the date that such Group Member abandons or disposes of such replacement asset.  Debt incurred to pay or equity issued to fund construction or development period interest payments, or such construction or development period distributions on equity, shall also be deemed to be debt or equity, as the case may be, incurred to finance the construction or development of a replacement asset and the incremental Incentive Distributions paid relating to newly issued equity may be deemed to be distributions paid on equity issued to finance the construction or development of a replacement asset.

Definition of “Operating Expenditures”

All Partnership Group cash expenditures (or the Partnership’s proportionate share of expenditures in the case of Subsidiaries that are not wholly owned), including taxes, reimbursements of expenses of the General Partner and its Affiliates, payments made in the ordinary course of business under any Hedge Contracts, officer compensation, repayment of Working Capital Borrowings, debt service payments and Estimated Maintenance Capital Expenditures, subject to the following:

(a) repayments of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of “Operating Surplus” shall not constitute Operating Expenditures when actually repaid;

(b) payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures;

(c) Operating Expenditures shall not include (i) Growth Capital Expenditures, (ii) actual Maintenance Capital Expenditures, (iii) Investment Capital Expenditures, (iv) payment of transaction expenses (including taxes) relating to Interim Capital Transactions, (v) distributions to Partners, or (vi) repurchases of Partnership Interests, other than repurchases of Partnership Interests to satisfy obligations under employee benefit plans, or reimbursements of expenses of the General Partner for such purchases.  Where capital expenditures are made in part for Maintenance Capital Expenditures and in part for other purposes, the General Partner shall determine the allocation between the amounts paid for each; and

(d) (i) payments made in connection with the initial purchase of a Hedge Contract shall be amortized in accordance with the monthly allocations of fair value conducted at the time such contract is entered into and (ii) payments made in connection with the termination of any Hedge Contract prior to the expiration of its stipulated settlement or termination date shall be amortized in monthly installments over the what would have been the remaining life of such Hedge Contract had it not been so terminated.

Definition of “Operating Surplus”

With respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,

(a) the sum of (i) $140.0 million, (ii) all cash receipts of the Partnership Group (or the Partnership’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period beginning on the first day of the Quarter in which Incentive Distribution Units are first issued and ending on the last day of such period, but excluding cash receipts from Interim Capital Transactions and provided that cash receipts from the termination of any Hedge Contract prior to the expiration of its stipulated settlement or termination date shall be included in monthly installments over the remaining scheduled life of such Hedge Contract had it not been so terminated, (iii) all cash receipts of the Partnership Group (or the Partnership’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings, and (iv) the amount of cash distributions paid (including incremental Incentive Distributions) on equity issued to fund all or a portion of an Acquisition or a Capital Improvement in respect of the period beginning on the date that the Group Member enters into a binding obligation to commence or acquire a Capital Improvement or an Acquisition and ending on the earlier to occur of the date such Capital Improvement or Acquisition Commences Commercial Service and the date that the Group Member abandons or disposes of such Capital Improvement or Acquisition (including equity issued to fund interest payments (including periodic net payments under related interest rate swap agreements) and related fees on debt incurred to fund all or a portion of a Capital Improvement or an Acquisition); less

(b) the sum of (i) Operating Expenditures for the period beginning on the first day of the Quarter in which Incentive Distribution Units are first issued and ending on the last day of such period, (ii) the amount of cash reserves established by the General Partner (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to provide funds for future Operating Expenditures, (iii) all Working Capital Borrowings not repaid within twelve months after having been incurred or repaid within such twelve months with the proceeds of additional Working Capital Borrowings and (iv) any cash loss realized on the disposition of an Investment Capital Expenditure.

provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

Notwithstanding the foregoing, “Operating Surplus” with respect to the period in which the Liquidation Date occurs and any subsequent period shall equal zero.  Cash receipts from an Investment Capital Expenditure shall be treated as cash receipts only to the extent they are a return on principal, but in no event shall a return of principal be treated as cash receipts.

Definition of “Working	Borrowings used solely for working capital purposes or to pay distributions to

Capital Borrowings”

Partners, made pursuant to a credit facility, commercial paper facility or other similar financing arrangement; provided that when incurred it is the intent of the borrower to repay such borrowings within 12 months from sources other than additional Working Capital Borrowings.